UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2015

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                             Entry into a Material Definitive Agreement.

On May 29, 2015, Tetra Tech, Inc. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to its Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended by Amendment No. 1 to Credit Agreement dated as of September 27, 2013 and Amendment No. 2 to Credit Agreement dated as of June 23, 2014), among the Company, Tetra Tech Canada Holding Corporation, Bank of America, N.A., as Administrative Agent, L/C Issuer and a Lender, U.S. Bank National Association, as L/C Issuer and a Lender, and the other Lenders party thereto (the “Credit Agreement”).  The primary purposes of Amendment No. 3 are to (i) extend the Maturity Date under the Credit Agreement from May 7, 2018 to May 29, 2020; (ii) increase the maximum permitted Consolidated Leverage Ratio from 2.50 to 1.00 to 3.00 to 1.00 while an Elevated Ratio Period is not in effect as a result of Acquisitions, and from 3.00 to 1.00 to 3.25 to 1.00 while an Elevated Ratio Period is in effect; (iii) provide the ability to increase the permitted incremental amount of the Aggregate Revolving Credit Commitments from $150,000,000 to $240,000,000; (iv) modify the amortization terms of the Term Loan Facility to reflect the change of Maturity Date; (v) revise the pricing grid based on the Consolidated Leverage Ratio; (vi) modify the definition of Consolidated EBITDA to permit the Company to add back up to $96,000,000 of non-cash charges associated with the wind-down of its Remediation and Construction Management segment through the end of fiscal year 2017; (vii) increase the capital lease basket from $20,000,000 to $25,000,000;  (viii) allow (A) unlimited Permitted Share Repurchases if the Consolidated Leverage Ratio is below 2.00 to 1.00 and (B) Permitted Share Repurchases of up to the greater of $125,000,000 or 10% of Consolidated Net Worth if the Consolidated Leverage Ratio is equal to or greater than 2.00 to 1.00, with a modification of the definition of Consolidated Net Worth used to calculate the basket for Permitted Share Repurchases to exclude accumulated other comprehensive income (or loss) reflected on the Company’s Consolidated Balance Sheets as a result of unrealized mark to market fluctuations from swaps and other hedging transactions; and (ix) increase the amount of permitted cash dividends and distributions from $40,000,000 in any fiscal year to $50,000,000.  Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

Amendment No. 3 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of Amendment No. 3 contained herein is qualified in its entirety by reference to the full text of that agreement.

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

10.1                    Amendment No. 3 dated as of May 29, 2015 to the Amended and Restated Credit Agreement dated as of May 7, 2013 (as amended by Amendment No. 1 dated as of September 27, 2013 and Amendment No. 2 dated as of June 23, 2014) among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, Bank of America, N.A., as Administrative Agent, L/C Issuer and a Lender, U.S. Bank National Association, as L/C Issuer and a Lender, and the other Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: June 2, 2015	By:	/S/ STEVEN M. BURDICK
Steven M. Burdick
Executive Vice President and Chief Financial Officer